Exhibit 99.1

E Com Ventures, Inc.

FOR IMMEDIATE RELEASE

Company Contact:

Michael W. Katz

President and CEO

E Com Ventures, Inc.

954-335-9030

E Com Ventures, Inc. to Evaluate Model Reorg Offer

Friday, November 17, 2006

SUNRISE, FL, November 17, 2006 — E Com Ventures, Inc. (Nasdaq: ECMV) announced today that it received an offer from Model Reorg, Inc. (“Model”), a New York corporation controlled by Glenn and Stephen Nussdorf, affiliates of E Com. Model is a diversified wholesale and retail fragrance company. Pursuant to the terms of the proposed offer, Model would be merged into a newly formed wholly-owned subsidiary of E Com in exchange for the issuance of 6,396,649 shares of E Com’s common stock. In addition, prior to the merger, an unspecified amount of inter-company obligations due from Model to its affiliate, Quality King Distributors, Inc. may be converted into preferred stock of Model. Any Model preferred shares would be converted in the merger into preferred shares of E Com. The proposed offer specifies that it is based upon a 20% premium to the E Com’s common stock closing price as of November 9, 2006 of $13.94. Following the merger, Glenn and Stephen Nussdorf, would own in the aggregate approximately 80 % of E Com (assuming the conversion of the E Com subordinated note held by them, but not assuming the exercise of any outstanding options issued to them). The proposed offer, by its terms, is subject to numerous conditions, including approval by an independent committee of the E Com Board, and approval by a majority of the disinterested shareholders of E Com. A special committee of the E Com Board, comprised of independent directors, has been formed to review and evaluate the proposed offer.

If E Com decides to proceed with the proposed offer described in this press release, of which there can be no assurance, it will file a proxy statement and other documents regarding the proposed offer with the Securities and Exchange Commission (“SEC”). E Com shareholders are urged to read the proxy statement when, and if, it becomes available, because it will contain important information. Investors and shareholders may obtain a copy of the proxy statement (when and if it is available) and any other relevant documents filed by E Com with the SEC for free on the SEC’s web site, www.sec.gov. In addition, in the event E Com decides to proceed with the proposed offer, E Com and its directors, executive officers and certain of its employees may be deemed to be participants in any solicitation of proxies of E Com shareholders in connection with the proposed offer. Such individuals may have interests in the transaction. A current detailed list of the names, affiliations and interests of the participants in the solicitation, by stock ownership or otherwise, can be found in the proxy statement relating to E Com’s 2006 Annual Meeting of Stockholders that was filed with the SEC on November 7, 2006, and in any proxy statement that may be filed with the SEC in connection with the proposed offer.

This press release may include information presented that contains forward-looking information, including statements regarding the proposed merger with Model. Some of these statements, including those that contain the words “anticipate,” “believe,” “plan,” “estimate,” “expect,” “should,” “intend,” and other similar expressions, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements of those of our industry to be materially different from any future results, performance or achievements expressed or implied by those forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements are our ability to negotiate a definitive merger agreement with Model on acceptable terms, our ability to meet the conditions to the merger, our ability to service our obligations, our ability to comply with the covenants in our credit facility, general economic conditions, competition, potential technology changes, changes in or the lack of anticipated changes in the regulatory environment in various countries, the ability to secure partnership or joint-venture relationships with other entities, the ability to raise additional capital to finance expansion, the risks inherent in new product and service introductions and the entry into new geographic markets and other factors included in our filings with the SEC.